UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2011

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

JPMorgan Credit Facility

On May 5, 2011, Tennant Company (the “Company”) entered into a Credit Agreement (the “2011 Credit Agreement”) with JPMorgan Chase Bank, N. A. (“JPMorgan”), as administrative agent and collateral agent, U.S. Bank National Association, as syndication agent, Wells Fargo Bank, National Association, and RBS Citizens, N.A., as co-documentation agents, and the Lenders (including JPMorgan) from time to time party thereto.  The 2011 Credit Agreement provides the Company and certain of its foreign subsidiaries access to a senior unsecured credit facility until May 5, 2016, in the amount of $125.0 million, with an option to expand by up to $62.5 million to a total of $187.5 million.  Borrowings may be denominated in U.S. Dollars or certain other currencies.  The 2011 Credit Agreement contains a $100.0 million sublimit on borrowings by foreign subsidiaries.

The fee for committed funds under the 2011 Credit Agreement ranges from an annual rate of 0.25% to 0.40%, depending on the Company’s leverage ratio.  Borrowings under the 2011 Credit Agreement bear interest at a rate per annum equal to the greatest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the adjusted LIBOR rate for a one month period plus 1.0%, plus, in any such case, an additional spread of 0.50% to 1.10%, depending on the Company’s leverage ratio.

The 2011 Credit Agreement gives the lenders a pledge of 65% of the stock of certain first tier foreign subsidiaries.  The obligations under the 2011 Credit Agreement are also guaranteed by the Company’s first tier domestic subsidiaries.

The 2011 Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting the Company’s ability to incur indebtedness and liens and merge or consolidate with another entity.  Further, the 2011 Credit Agreement contains the following covenants:

·	a covenant requiring the Company to maintain an indebtedness to EBITDA ratio as of the end of each quarter of not greater than 3.00 to 1;

·	a covenant requiring the Company to maintain an EBITDA to interest expense ratio as of the end of each quarter of no less than 3.50 to 1;

·
a covenant restricting the Company from paying dividends or repurchasing stock if, after giving effect to such payments, the Company’s leverage ratio is greater than 2.00 to 1, in such case limiting such payments to an amount ranging from $50.0 million to $75.0 million during any fiscal year based on the Company’s leverage ratio after giving effect to such payments; and

·
a covenant restricting the Company’s ability to make acquisitions, if, after giving pro-forma effect to such acquisition, the Company’s leverage ratio is greater than 2.75 to 1, in such case limiting acquisitions to $25.0 million.

Amendment to Prudential Private Shelf Agreement

On May 5, 2011, the Company entered into Amendment No. 1 to its Private Shelf Agreement (“the “Amendment”), which amends the Private Shelf Agreement, dated as of July 29, 2009, by and among the Company, Prudential Investment Management, Inc. and Prudential affiliates from time to time party thereto (the “Shelf Agreement”).

The Amendment principally provides the following changes to the Shelf Agreement:

·	elimination of the security interest in the personal property of the Company and its subsidiaries;

·	an amendment to the Maximum Leverage Ratio to not greater than 3.00 to 1 for any period ending on or after March 31, 2011;

·
an amendment to the Company’s restriction regarding the payment of dividends or repurchase of stock to restrict the Company from paying dividends or repurchasing stock if, after giving effect to such payments, the Company’s leverage ratio is greater than 2.00 to 1, in such case limiting such payments to an amount ranging from $50.0 million to $75.0 million during any fiscal year based on the Company’s leverage ratio after giving effect to such payments; and

·
an amendment to Permitted Acquisitions restricting the Company’s ability to make acquisitions, if, after giving pro-forma effect to such acquisition, the Company’s leverage ratio is greater than 2.75 to 1, in such case limiting acquisitions to $25.0 million.

Item 1.02 Termination of a Material Definitive Agreement.

Upon entry into the 2011 Credit Agreement described above under Item 1.01, the Company repaid all obligations under and terminated the Credit Agreement (the “2007 Credit Agreement”), dated June 19, 2007, with JPMorgan Chase Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, U.S. Bank National Association, as Documentation Agent and the Lenders from time to time party thereto, as amended.  The 2007 Credit Agreement provided the Company and certain of its foreign subsidiaries access to a $125.0 million senior secured credit facility until June 19, 2012.  Borrowings may have been denominated in U.S. Dollars or certain other currencies.  The 2007 Credit Agreement contained a $75.0 million sublimit on foreign currency borrowings and a $50.0 million sublimit on borrowings by the foreign subsidiaries.

The fee for committed funds under the 2007 Credit Agreement ranged from an annual rate of 0.30% to 0.50%, depending on the Company’s leverage ratio.  Borrowings under the 2007 Credit Agreement generally bore interest at an annual rate of, at the Company’s option, either (i) between LIBOR plus 2.20% to LIBOR plus 3.0%, depending on the Company’s leverage ratio, or (ii) the higher of (A) the prime rate or (B) the federal funds rate plus 0.50% and (C) the adjusted LIBOR rate for a one month period plus 1.0%, plus, in any such case, an additional spread of 1.20% to 2.0%, depending on the Company’s leverage ratio.

The 2007 Credit Agreement gave the lenders a security interest in most of the Company’s domestic personal property and pledged 65% of the stock of all domestic and first tier foreign subsidiaries.  The obligations under the 2007 Credit Agreement were also guaranteed by the Company’s domestic subsidiaries and those subsidiaries also provided a security interest in their similar personal property.

The 2007 Credit Agreement contained customary representations, warranties and covenants, including but not limited to covenants restricting the Company’s ability to incur indebtedness and liens and merge or consolidate with another entity.  Further, the 2007 Credit Agreement contained a covenant requiring the Company to maintain an indebtedness to EBITDA ratio as of the end of each quarter of not greater that 3.5 to 1, and to maintain an EBITDA to interest expense ratio of no less than 3.5 to 1.  The 2007 Credit Agreement also restricted the Company from paying dividends or repurchasing stock in an amount ranging from $12.0 million to $40.0 million during any fiscal year based on the Company’s leverage ratio after giving effect to such payments.

In addition, upon entry into the 2011 Credit Agreement described under Item 1.01, the Company terminated the Pledge and Security Agreement (the “Security Agreement”), dated as of March 4, 2009, by and among the Company, the Subsidiaries of the Company listed on the signature pages thereto, and JPMorgan Chase Bank, N.A., in its capacity as contractual representative for itself and for the Secured Parties.  The Security Agreement gave the lenders a security interest in most of the Company’s domestic personal property and pledged 65% of the stock of all domestic and first tier foreign subsidiaries.  The obligations under the 2007 Credit Agreement were also guaranteed by the Company’s domestic subsidiaries and those subsidiaries also provided a security interest in their similar personal property.

The Company did not incur an early termination penalty in connection with the termination of the 2007 Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” with respect to the 2011 Credit Agreement is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: May 10, 2011	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary